SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2017

Charter Communications, Inc.

CCO Holdings, LLC

CCO Holdings Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-33664 001-37789 333-112593-01	84-1496755 86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06091

(Address of principal executive offices including zip code)

(203) 905-7801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if such registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 OTHER EVENTS.

On December 21, 2017, Charter Communications, Inc. (“Charter”) and Advance/Newhouse Partnership (“A/N”) entered into an amendment (the “Amendment”) to the letter agreement dated December 23, 2016, by and between Charter and A/N (the “Agreement”). The Agreement provided that A/N would exchange certain common units (the “Common Units”) of Charter Communications Holdings, LLC (“Charter Holdings”) held by A/N for shares of Charter’s Class A common stock (“Class A Common Stock”) and required A/N to sell to Charter or to Charter Holdings, on a monthly basis, a number of shares of Class A Common Stock or Common Units that represented a pro rata participation by A/N and its affiliates in any repurchases of shares of Class A Common Stock from persons other than A/N effected by Charter during the immediately preceding calendar month, at a purchase price equal to the average price paid by Charter for the shares repurchased from persons other than A/N during such immediately preceding calendar month (the “Repurchase Participation”). Charter filed the Agreement with the Securities and Exchange Commission on a Form 8-K filed December 28, 2016. The Amendment provides that A/N will exchange an additional $400 million worth of Common Units for Class A Common Stock (the “Exchange”). The Amendment further provides that A/N and Charter both have the right to terminate or suspend the Repurchase Participation on a prospective basis once Charter or Charter Holdings have repurchased shares of Class A Common Stock or Common Units from A/N and its affiliates for an aggregate purchase price of $400 million.

Any sale by A/N to Charter or Charter Holdings of shares of Class A Common Stock or Common Units pursuant to the Agreement, as amended by the Amendment, will be subject to the right of first refusal of Liberty Broadband Corporation (“Liberty Broadband”) under the previously disclosed Proxy and Right of First Refusal Agreement.

Pursuant to the Agreement, as amended by the Amendment, Charter and A/N completed the Exchange on December 21, 2017, with 1,263,497 common units of Charter Holdings being exchanged for 1,263,497 shares of Class A Common Stock. Charter expects an immediate step-up in the tax basis of the assets of Charter Holdings to have occurred as a result of the Exchange and will share equally the benefit that it receives from such step-up with A/N, pursuant to a previously disclosed Tax Receivables Agreement executed on May 18, 2016.

A copy of the Amendment is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of that document.

Item 9.01. Financial Statements and Exhibits

The following exhibit is being filed as part of this report:

Exhibit Number	Description

99.1	Amendment to Letter Agreement, dated as of December 21, 2017, between Charter Communications, Inc. and Advance/Newhouse Partnership.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment to Letter Agreement, dated as of December 21, 2017, between Charter Communications, Inc. and Advance/Newhouse Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant

BY:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Executive Vice President, General Counsel and Corporate Secretary

Date: December 22, 2017

CCO HOLDINGS, LLC Registrant

BY:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Executive Vice President, General Counsel and Corporate Secretary

Date: December 22, 2017

CCO HOLDINGS CAPITAL CORP. Registrant

BY:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Executive Vice President, General Counsel and Corporate Secretary

Date: December 22, 2017